Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39492 and 333-46348) of Semitool, Inc. of our report dated October 31, 2000, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers, LLP

Boise, Idaho
December 22, 2000